Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-274591 and 333-277535 on Form S-8 of our reports dated February 19, 2025, relating to the financial statements of Klaviyo, Inc. and the effectiveness of Klaviyo, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 19, 2025